UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Sandisk Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42420	99-1508671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Sandisk Drive		95035
Milpitas
California
(Address of Principal Executive Offices)		(Zip Code)
(408) 801-1000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	SNDK	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2025, the Board of Directors (the “Board”) of Sandisk Corporation (the “Company”) unanimously appointed Alexander Bradley to serve as a member of the Board until the Company’s next annual meeting of stockholders and until his respective successor is duly elected and qualified. There are no arrangements or understandings between Mr. Bradley and any other person pursuant to which Mr. Bradley was appointed to serve on the Board. Mr. Bradley does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Bradley will receive compensation for his service as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in the “Director Compensation” section of the Company’s Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2025. In accordance with the Company’s customary practice, the Company has also entered into its standard form of indemnity agreement with Mr. Bradley, which agreement is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sandisk Corporation
(Registrant)

By:	/s/ Bernard Shek
Bernard Shek
Chief Legal Officer and Secretary
Date: December 30, 2025